Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Galaxy Payroll Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.00625 per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Debt	Debt Securities	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Rights	(4)	457(o)				0.0001381
Fees to be Paid	Other	Units	(5)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$200,000,000.00	0.0001381		$27,620.00

Total Offering Amounts:							$200,000,000.00			27,620.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:										$27,620.00

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Offering Note(s)

(1)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.
(2)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.
(3)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.
(4)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.
(5)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.
(6)	Omitted pursuant to Section 2. A. iii. b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of (i) Class A Ordinary Shares, (ii) debt securities, (iii) warrants, (iv) rights to purchase Class A Ordinary Shares, debt securities, shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, that may be offered from time to time in one or more offerings.

Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based on the maximum aggregate offering price.